Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of Forest City Realty Trust, Inc. of our report dated February 24, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Forest City Enterprises, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of Forest City Realty Trust, Inc. of our report dated March 26, 2014 relating to the financial statements of FC HCN University Park, LLC, which appears in Forest City Enterprises, Inc.’s Amendment No. 1 to Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Cleveland, OH
September 15, 2015